[ORIENTAL FINANCIAL GROUP LOGO]

QUARTERLY EARNINGS NEWS RELEASE

FOR RELEASE:                          CONTACT:
Monday, February 9, 2004              In Puerto Rico:
                                      Robert P. Schoene
                                      Phone: (787) 720-2638
                                      In New York City:
                                      Steven Anreder and Gary Fishman
                                      Phone: (800) 421-1003


                    ORIENTAL REPORTS A 25.4% INCREASE IN NET
                  INCOME FOR THE SECOND QUARTER OF FISCAL 2004

San Juan, Puerto Rico, February 9, 2004 - Oriental Financial Group Inc. (NYSE:
OFG), a financial holding company specializing in banking and financial services, today reported a 25.4 percent increase in net income for the second fiscal quarter ended on December 31, 2003. Net income for the quarter rose to $15.7 million, compared with $12.5 million for the corresponding three-month period in fiscal 2003. Earnings per diluted share increased to $0.70 for the quarter, up 18.6 percent from $0.59 for the corresponding period in the previous fiscal year.

Net interest income after provision for loan losses increased by 26.5 percent for the second fiscal quarter, reaching $21.9 million, compared with $17.3 million for the same period in the previous fiscal year. This reflected an increase of 20.0 percent in interest earning assets, as well as lower interest expenses, offset somewhat by a 12 basis point decline in the interest rate spread to 2.85 percent.

"Our ability to continue to manage assets and liabilities in a profitable manner, while building our core profit centers for current and future growth, was the primary factor in achieving the results for the second quarter and the first six months of fiscal 2004," said Jose E. Fernandez, President, Chairman and Chief Executive Officer of Oriental.

ORIENTAL FINANCIAL GROUP
EARNINGS NEWS RELEASE
MONDAY, FEBRUARY 9, 2004
PAGE 2


Moreover, return on equity (ROE) rose sharply in the second quarter to 41.28 percent from 31.25 percent in the same quarter a year earlier, a 32.1 percent gain. "These outstanding results outperform our peers in Puerto Rico and place Oriental among the top performing U.S. banks with assets in the $1 billion to $5 billion range, as well," Mr. Fernandez noted.

"The steady gain in interest income, growth in fee income and the ability to continue to attract trust and broker-dealer assets strengthen our belief that Oriental will meet or exceed expectations for profitability in the second half of fiscal 2004," Mr. Fernandez said.

On a sequential quarter basis, second quarter net interest income after provision for loan losses increased 24.8 percent from $17.6 million in the first quarter. The increase primarily reflected an 11.0 percent gain in the interest rate spread from 2.56 percent to 2.85 percent, higher volume of interest earning assets and lower provision for loan losses.

SIX-MONTH RESULTS

Results for the first six months of the current fiscal year represent a net income increase to $29.2 million, up 21.4 percent from the $24.1 million earned in the same six-month period in fiscal 2003. Earnings per share (fully diluted) rose to $1.33 for the first half of the current fiscal year, a 17.7 percent increase from the $1.13 earned per fully diluted share in the first half of fiscal 2003.

For the six-month period ended December 31, 2003 net interest income after provision for loan losses reached $39.5 million, against $34.7 million for the same six-month period a year earlier, an increase of 13.9 percent.

At the end of the second quarter, investment securities totaled $2,539.6 million, 23.9 percent greater than $2,049.2 million at the end of the year ago quarter and 13.6 percent more than $2,235.7 million at the end of the first quarter of fiscal 2004.

During the second quarter of fiscal 2004 gross loans increased 8.0 percent to $717.4 million, compared with $664.4 million at the end of the same quarter a year earlier. This reflects a 7.5 percent increase in mortgages to $645.5 million from $600.4 million and a 22.4 percent increase in commercial loans to $54.0 million, compared to $44.1 million in the year ago quarter.

ORIENTAL FINANCIAL GROUP
EARNINGS NEWS RELEASE
MONDAY, FEBRUARY 9, 2004
PAGE 3

NON-INTEREST INCOME

The gain from other income sources, such as service fees and the sale of securities, continued to be an important factor in the second quarter and the first six months of fiscal 2004. Total non-interest income reached $9.4 million in the second quarter of fiscal 2004, compared with $8.6 million in the same fiscal 2003 quarter, an increase of 8.9 percent. For the six-month period, total non-interest income was $22.3 million in fiscal 2004, against $16.2 million in fiscal 2003, up 38.0 percent.

Oriental's strategy aimed at improving the mix of higher revenue and lower cost deposits and increasing the number of customers caused banking service revenues to increase by 17.2 percent to $1.7 million, compared to $1.5 million in the year ago quarter.

"We are encouraged by the new commercial business that is currently in the pipeline," Mr. Fernandez said, "as well as the spin-offs that are being developed from the emphasis on building relationships with other products, such as financial planning, investments, mortgages, insurance, credit cards and deposit accounts."

Financial service revenues (trust, mortgage banking activities, brokerage and insurance fees) increased 5.6 percent to $6.0 million as compared to $5.7 million, primarily due to the January 2003 acquisition of Caribbean Pension Consultants, Inc., (CPC). As a result, total non-interest income related to banking and financial services revenue amounted to $7.7 million in the second quarter compared with $7.1 million in the year-ago quarter, an increase of 8.0 percent. The net gain on sale of securities totaled $2.2 million, a 2.5 percent increase as compared with the year ago quarter.

NON-INTEREST EXPENSES

Second quarter non-interest expenses increased 17.1 percent to $14.6 million as compared to $12.5 million in the year-ago quarter. The increase was the result of investments in human resources, new technology, marketing, improvements to the current network of 23 branches and the acquisition of CPC. On a sequential quarter basis, however, non-interest expenses declined 5.1 percent from $15.4 million, reflecting tighter expense controls. The efficiency ratio improved to
47.60 percent, compared to 55.09 percent in the first quarter and 48.76 percent in the year-ago second quarter.

ORIENTAL FINANCIAL GROUP
EARNINGS NEWS RELEASE
MONDAY, FEBRUARY 9, 2004
PAGE 4

TOTAL FINANCIAL ASSETS MANAGED AND OWNED SURPASS $6 BILLION

Total financial assets managed and owned increased 22.7 percent to $6.1 billion from $5.0 billion at the end of the year-ago quarter and grew by 4.9 percent from $5.8 billion at the end of the first quarter.

Trust assets managed totaled $1,661.6 million, up 29.4 percent from $1,284.3 million at the end of the year-ago quarter and up slightly from $1,633.9 million at the end of the first quarter of fiscal 2004. Broker-dealer assets gathered increased 23.2 percent to $1,101.5 million from $894.3 million at the end of the year-ago quarter and increased 6.4 percent from $1,035.7 million at the end of the first quarter of fiscal 2004. Bank assets owned increased 19.4 percent to $3,344.2 million from $2,800.7 million at the end of the year-ago quarter and
6.1 percent from $3,152.9 million at the end of the first quarter of fiscal
2004.

Return on Assets (ROA) grew in the second quarter to 1.95 percent, compared to
1.87 percent in the year-ago quarter, up 4.3 percent. In the first quarter ROA was 1.74 percent. ROA for the six-month period was down slightly to 1.84 percent from 1.86 percent, a decline of 1.1 percent.

The allowance for loan losses was increased to $6.0 million as of December 31, 2003, 54.3 percent over the $3.9 million as of December 31, 2002. Non-performing assets grew to $32.9 million, up 19.1 percent from $27.6 million for the same periods. However, the ratio of non-performing assets to total assets went down somewhat from 0.99 percent to 0.98 percent, a drop of 1.0 percent year to year.

Deposits increased 13.3 percent to $1,077.8 million as of December 31, 2003, compared to $951.3 million as of December 31, 2002, and rose 7.1 percent from $1,006.7 million as of September 30, 2003. Deposits benefited from the success of Oriental's program to attract accounts and larger deposits from professional customers.

Borrowings as of December 31, 2003 increased 32.1 percent to $1,993.8 million as compared with $1,509.4 million as of December 31, 2002, and 8.7 percent from $1,834.1 million as of September 30, 2003.

Stockholders' equity, meanwhile, rose to $223.5 million as of December 31, 2003, up 15.5 percent from $193.6 million as of December 31, 2002 and 9.0 percent greater than the $205.0 million as of September 30, 2003. The increase reflects the impact of $34.5 million of preferred stock issued in September 2003 and earnings retention.

ORIENTAL FINANCIAL GROUP
EARNINGS NEWS RELEASE
MONDAY, FEBRUARY 9, 2004
PAGE 5

In November 2003, Oriental increased its quarterly cash dividend by 10 percent and also declared a 10 percent stock dividend on its common shares.


ABOUT ORIENTAL FINANCIAL GROUP

Oriental Financial Group Inc. is a financial holding company operating under U.S. and Puerto Rico banking laws and regulations. It provides comprehensive financial services to its clients throughout Puerto Rico and offers third party pension plan administration in the continental U.S. and Puerto Rico through a wholly owned subsidiary, Caribbean Pension Consultants, Inc., which is headquartered in Boca Raton, Florida. The Group's core businesses include a full range of mortgage, commercial and consumer banking services offered through 23 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. More information about the Group may be obtained at www.OrientalOnline.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that reflect management's beliefs and expectations and are subject to risks and uncertainties inherent to the Group's business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other considerations.

                                      # # #

[ORIENTAL FINANCIAL GROUP LOGO]


    ORIENTAL FINANCIAL GROUP                       QUARTER PERIOD                          SIX-MONTH PERIOD
    FINANCIAL SUMMARY                    ---------------------------------  ----------------------------------------------
    (NYSE:OFG)                           31-DEC-03    31-DEC-02       %     30-SEP-03   31-DEC-03    31-DEC-02       %
                                         ---------    ---------     ------  ---------   ---------    ---------     ------
SUMMARY OF OPERATIONS (IN THOUSANDS,
  EXCEPT PER SHARE DATA):

Interest income                          $ 42,085     $ 37,851        11.2%  $ 37,365     $ 79,451     $ 75,566        5.1%
Interest expense                          (19,139)     (19,414)       -1.4%   (18,466)     (37,606)     (38,962)      -3.5%
                                         --------     --------      ------   --------     --------     --------     ------
  NET INTEREST INCOME                      22,946       18,437        24.5%    18,899       41,845       36,604       14.3%
Provision for loan losses                  (1,014)      (1,100)       -7.8%    (1,340)      (2,354)      (1,940)      21.3%
                                         --------     --------      ------   --------     --------     --------     ------
  NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                         21,932       17,337        26.5%    17,559       39,491       34,664       13.9%
                                         --------     --------      ------   --------     --------     --------     ------

NON-INTEREST INCOME:
-------------------
  Banking service revenues                  1,709        1,458        17.2%     1,697        3,405        2,978       14.3%
  Trust, mortgage banking activities,
   brokerage and insurance fees             6,002        5,683         5.6%     7,309       13,311       10,464       27.2%
                                         --------     --------      ------   --------     --------     --------     ------
    Total banking and financial
     services revenues                      7,711        7,141         8.0%     9,006       16,716       13,442       24.4%
  Net gain on sale of securities            2,230        2,176         2.5%     3,972        6,202        6,928      -10.5%
  Net loss on derivatives and other
   activities                                (584)        (725)      -19.4%       (37)        (621)      (4,210)     -85.2%
                                         --------     --------      ------   --------     --------     --------     ------
      TOTAL NON-INTEREST INCOME             9,357        8,592         8.9%    12,941       22,297       16,160       38.0%
                                         --------     --------      ------   --------     --------     --------     ------

NON-INTEREST EXPENSES:
---------------------
  Salaries and benefits                     5,719        4,526        26.4%     6,055       11,774        9,168       28.4%
  Occupancy and Equipment                   2,324        2,193         6.0%     2,294        4,618        4,353        6.1%
  Advertising and business promotion        2,097        1,763        18.9%     2,070        4,167        3,557       17.1%
  Professional and service fees             1,435        1,517        -5.4%     1,640        3,075        3,344       -8.0%
  Other                                     3,028        2,472        22.5%     3,322        6,349        4,887       29.9%
                                         --------     --------      ------   --------     --------     --------     ------
    TOTAL NON-INTEREST EXPENSES            14,603       12,471        17.1%    15,381       29,983       25,309       18.5%
                                         --------     --------      ------   --------     --------     --------     ------

INCOME BEFORE INCOME TAXES                 16,686       13,458        24.0%    15,119       31,805       25,515       24.7%
  Income tax expense                         (998)        (943)        5.8%    (1,560)      (2,558)      (1,426)      79.4%
                                         --------     --------      ------   --------     --------     --------     ------
NET INCOME                                 15,688       12,515        25.4%    13,559       29,247       24,089       21.4%
  Less: Dividends on preferred stock       (1,200)        (597)      101.0%      (597)      (1,797)      (1,193)      50.6%
                                         --------     --------      ------   --------     --------     --------     ------
NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS                           $ 14,488     $ 11,918        21.6%  $ 12,962     $ 27,450     $ 22,896       19.9%
                                         ========     ========      ======   ========     ========     ========     ======

EARNINGS PER SHARE (1)
----------------------
Earning per common share (basic)         $   0.73     $   0.62        17.7%  $   0.67     $   1.40     $   1.21       15.7%
                                         --------     --------      ------   --------     --------     --------     ------
Earning per common share (diluted)       $   0.70     $   0.59        18.6%  $   0.63     $   1.33     $   1.13       17.7%
                                         --------     --------      ------   --------     --------     --------     ------
Dividends declared per common share      $   0.14     $   0.13         7.7%  $   0.13     $   0.27     $   0.24       12.5%
                                         --------     --------      ------   --------     --------     --------     ------

Average Shares Outstanding (1)             19,714       19,095         3.2%    19,449       19,582       18,984        3.2%
Average potential common
 share-options (1)                            973        1,178       -17.4%     1,116        1,044        1,212      -13.9%
                                         --------     --------      ------   --------     --------     --------     ------
  TOTAL AVERAGE SHARES OUTSTANDING
   AND EQUIVALENTS (1)                     20,687       20,273         2.0%    20,565       20,626       20,196        2.1%
                                         --------     --------      ------   --------     --------     --------     ------

Common shares outstanding at end of
  period (1)                                                                   19,627       19,786       19,087        3.7%
                                                                             --------     --------     --------     ------
Book value per common share (1)                                              $   6.98     $   7.86     $   8.39       -6.3%
                                                                             --------     --------     --------     ------

PERFORMANCE RATIOS:
------------------
  Interest rate spread                       2.85%        2.97%       -4.0%      2.56%        2.71%        3.02%     -10.3%
                                         --------     --------      ------   --------     --------     --------     ------
  Interest rate margin                       2.96%        3.06%       -3.3%      2.61%        2.79%        3.11%     -10.3%
                                         --------     --------      ------   --------     --------     --------     ------
  Return on assets                           1.95%        1.87%        4.3%      1.74%        1.84%        1.86%      -1.1%
                                         --------     --------      ------   --------     --------     --------     ------
  Return on common equity                   41.28%       31.25%       32.1%     30.34%       35.27%       31.19%      13.1%
                                         --------     --------      ------   --------     --------     --------     ------
  Efficiency Ratio                          47.60%       48.76%       -2.4%     55.09%       51.17%       50.57%       1.2%
                                         --------     --------      ------   --------     --------     --------     ------
  Leverage capital ratio                                                        10.08%       10.50%        7.96%      31.9%
                                                                             --------     --------     --------     ------
  Tier 1 risk-based capital                                                     33.55%       32.66%       23.32%      40.1%
                                                                             --------     --------     --------     ------
  Total risk-based capital                                                      34.18%       33.26%       23.74%      40.1%
                                                                             --------     --------     --------     ------

[ORIENTAL FINANCIAL GROUP LOGO]


    ORIENTAL FINANCIAL GROUP                       QUARTER PERIOD                          SIX-MONTH PERIOD
    FINANCIAL SUMMARY                    ---------------------------------  ----------------------------------------------
    (NYSE:OFG)                           31-DEC-03    31-DEC-02       %     30-SEP-03   31-DEC-03    31-DEC-02       %
                                         ---------    ---------     ------  ---------   ---------    ---------     ------

SELECTED FINANCIAL DATA AT PERIOD-END
  Trust Assets Managed                                                     $1,633,922   $1,661,598   $1,284,254      29.4%
  Broker-Dealer Assets Gathered                                             1,035,666    1,101,455      894,270      23.2%
                                                                           ----------   ----------   ----------     -----
    TOTAL ASSETS MANAGED                                                    2,669,588    2,763,053    2,178,524      26.8%
  Bank assets owned                                                         3,152,920    3,344,243    2,800,697      19.4%
                                                                           ----------   ----------   ----------     -----
    TOTAL FINANCIAL ASSETS MANAGED
      AND OWNED                                                            $5,822,508   $6,107,296   $4,979,221      22.7%
                                                                           ==========   ==========   ==========     =====

  Investments                                                              $2,235,713   $2,539,633   $2,049,220      23.9%
  Loans (including loans
   held-for-sale), net                                                        684,241      711,427      660,501       7.7%
                                                                           ----------   ----------   ----------     -----
    INTEREST-EARNING ASSETS                                                $2,919,954   $3,251,060   $2,709,721      20.0%
                                                                           ----------   ----------   ----------     -----

  Deposits                                                                 $1,006,708   $1,077,751   $  951,331      13.3%
  Borrowings                                                                1,834,081    1,993,813    1,509,371      32.1%
                                                                           ----------   ----------   ----------     -----
    INTEREST-BEARING LIABILITIES                                           $2,840,789   $3,071,564   $2,460,702      24.8%
                                                                           ----------   ----------   ----------     -----

  Preferred Equity                                                             68,000       68,000       33,500     103.0%
  Common Equity                                                               137,023      155,517      160,076      -2.8%
                                                                           ----------   ----------   ----------     -----
    STOCKHOLDERS' EQUITY                                                   $  205,023   $  223,517   $  193,576      15.5%
                                                                           ----------   ----------   ----------     -----

  NUMBER OF FINANCIAL CENTERS                                                      23           23           23
                                                                           ----------   ----------   ----------

CREDIT QUALITY DATA
  Net loans charged-off                  $    883     $    499      77.0%  $      482   $    1,365   $    1,078      26.6%
                                         --------     --------     -----   ----------   ----------   ----------     -----
  Net charge-offs to average
    loans outstanding                        0.49%        0.30%     63.3%        0.26%        0.37%        0.34%      8.8%
                                         --------     --------     -----   ----------   ----------   ----------     -----

  Allowance for loan losses                                                $    5,889   $    6,020   $    3,901      54.3%
                                                                           ----------   ----------   ----------     -----
  Allowance coverage ratios:
    Allowance for loan losses to
     total loans                                                                 0.85%        0.84%        0.59%     42.4%
                                                                           ----------   ----------   ----------     -----
    Allowance for loan losses to
      non-performing loans                                                       20.6%       18.64%       14.35%     29.9%
                                                                           ----------   ----------   ----------     -----
    Allowance for loan losses to
      non-real estate non-performing
      loans                                                                    193.65%      162.05%      233.73%    -30.7%
                                                                           ----------   ----------   ----------     -----

  Non-performing loans                                                     $   28,646   $   32,290   $   27,188      18.8%
  Foreclosed properties                                                           383          601          422      42.3%
                                                                           ----------   ----------   ----------     -----
    Non-performing assets                                                  $   29,029   $   32,891   $   27,610      19.1%
                                                                           ----------   ----------   ----------     -----
  Non-performing loans to total loans                                            4.15%        4.50%        4.09%    10.00%
                                                                           ----------   ----------   ----------     -----
  Non-performing assets to total assets                                          0.92%        0.98%        0.99%    -1.01%
                                                                           ----------   ----------   ----------     -----

TAX EQUIVALENT SPREAD
  Interest-earning assets                    5.43%        6.27%    -13.4%        5.16%        5.30%        6.41%    -17.3%
  Tax equivalent adjustment                  1.16%        2.22%    -47.7%        1.76%        1.06%        2.27%    -53.3%
                                         --------     --------     -----   ----------   ----------   ----------     -----
    INTEREST-EARNING ASSETS -- TAX
      EQUIVALENT                             6.59%        8.49%    -22.4%        6.92%        6.36%        8.68%    -26.7%
  Interest-bearing liabilities               2.58%        3.30%    -21.8%        2.60%        2.59%        3.39%    -23.6%
                                         --------     --------     -----   ----------   ----------   ----------     -----
    Tax equivalent interest rate spread      4.01%        5.19%    -22.7%        4.32%        3.77%        5.29%    -28.7%
                                         --------     --------     -----   ----------   ----------   ----------     -----

    Tax equivalent interest rate margin      4.12%        5.28%    -22.0%        4.37%        3.85%        5.38%    -28.4%
                                         --------     --------     -----   ----------   ----------   ----------     -----


(1) DATA ADJUSTED TO GIVE RETROACTIVE EFFECT TO THE 10% STOCK DIVIDEND DECLARED ON THE GROUP'S COMMON STOCK ON NOVEMBER 20, 2003.